UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2008

MTC TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49890	02-0593816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4032 Linden Avenue, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 252-9199

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 17, 2008, the U.S. Federal Trade Commission (“FTC”) notified MTC Technologies, Inc., a Delaware corporation (“MTC”), and BAE Systems, Inc., a Delaware corporation (“BAE Systems”), that the FTC has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed merger (the “Merger”) of Mira Acquisition Sub Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of BAE Systems, with and into MTC, pursuant to an Agreement and Plan of Merger dated as of December 21, 2007, by and among BAE Systems, Merger Sub, and MTC. MTC expects the Merger to close in the first half of 2008.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. MTC cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the acquisition may not be completed in the time frame expected by the parties, the failure to satisfy all of the other conditions to the proposed transaction, and adverse effects on the market price of the MTC’s common stock and on MTC’s operating results in the event of a failure to complete the proposed transaction. Additional factors that may affect future results are contained in MTC’s filings with the SEC, which are available at the SEC’s web site at www.sec.gov. All forward-looking statements included in this Report are based upon information available to MTC as of the date of this Report and speak only as of the date hereof. MTC disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTC TECHNOLOGIES, INC.

By:	/s/ Bruce A. Teeters
Name:	Bruce A. Teeters
Title:	Sr. Vice President – General Counsel & Secretary

Date: March 18, 2008